Contract No.: GZLS20090507Z	Contract Execution Date: May 25, 2009

Software License Contract

Party A (“Licensee”): Guizhou Yi Mate Information Supermarket Project Development Co., Ltd.
Address: 225 Wenchang Bei Road, Guiyang
Legal Representative: Zheng Chengyu

Party B (“Licensor”): Shenzhen CC Power Corporation
Address: Unit 501, Cyber Times Tower B, Tian’an Cyber Park, Futian District, Shenzhen
Principal: Wang Xili

          1.       As an owner of rights and interests (including ownership and intellectual property rights) relating to Mach5TM Web Accelerator software, Party B licenses to Party A Mach5TM Web Accelerator software (“Software”) (with 10,000 users) and provides Party A with services relevant to the Software (“Service”). Party A agrees to use the Software and accept the Service. Please refer to Appendix 1 hereto for details of the Software and the Service.

          2.       Party B grants to Party A the license of the Software, applicable to web acceleration systems and equipment of Party A and its subsidiaries and branches (“Party A’s Equipment”). In the event the Software is upgraded, Party A will be granted the license of the new Software for free.

          3.        Price Terms

          3.1      The total price for the Software license and the Service (“Total Price”) shall be RMB Seven Hundred and Eighty Four Thousand Only (784,000.00) .

          3.2      The abovementioned Total Price shall be fixed and unchangeable. 3.3 The abovementioned Total Price shall include:

          (1)      the complete Software and documents referred to herein, which shall be provided by Party B;
          (2)      expenses which shall be assumed by Party B in accordance herewith, including but not limited to expenses relating to installation, configuration and technical support, as well as expenses relating to other technical services addressed in the Appendix hereof and training expenses.

          4.        Payment Terms

          4.1      Party A shall be liable to pay the Total Price to Party B in accordance with the following terms.

          4.1.1   Payment upon Delivery

          After the Software and relevant information specified hereunder are delivered by Party B to Party A and the systems are launched for trial run, as following the execution of this Contract, Party A shall, within 15 working days and against the following documents provided by Party B, pay to Party B 40% of the Total Price, that is, RMB Three Hundred and Thirteen Thousand and Six Hundred Only (313,600.00) .

          (1)      formal invoice with its amount equivalent to 40% of the Total Price;
          (2)      one payment request sent by Party B.

          4.1.2   Payment upon Acceptance

          After the systems are delivered for use, final acceptance shall be conducted within 4 months of the systems’ trial run. Party A shall, within 15 working days after executing the final inspection conformity certificate and against the following documents provided by Party B, pay to Party B 50% of the Total Price, that is, RMB Three Hundred and Ninety Two Thousand Only (392,000.00) .

          (1)      formal invoice with its amount equivalent to 50% of the Total Price;
          (2)      one payment request sent by Party B.

          4.1.3   Warranty Period Balance

          Party A shall, within 15 working days following the expiration of the warranty period and against the following documents provided by Party B, pay to Party B 10% of the Total Price, that is, RMB Seventy Eight Thousand and Four Hundred Only (78,400.00) .

          (1)      formal invoice with its amount equivalent to 10% of the Total Price;
          (2)      one payment request sent by Party B.;
          (3)      one certificate regarding warranty period expiration executed by Party A.

          4.2      In the event Party B is liable to pay damages and/or compensation in accordance herewith, Party A shall have the right to deduct corresponding amounts from any abovementioned payment.

          5.        Delivery Terms

          5.1      Party B commits to deliver all Software and documents to the site of Party A hereof in [ ] batches prior to May 27, 2009, as in accordance with the schedule specified hereunder, and to cooperate regarding implementation.

          5.2      Upon the delivery, Party A shall submit 2 original certificates of delivered to Party B. Party A’s representatives will verify the quantities of the goods delivered against the certificate of delivered, execute these 2 original certificates of delivered and return one (1) original certificate to Party B. Execution of Party A’s representatives on such original certificates of delivered will only prove the number of boxes of the goods received by Party A on the execution date and whether or not the boxes’ surfaces have material damages.

          5.3      If Party A discovers errors or omissions during its unpacking inspection, Party B shall, at its own expenses, be liable to ship the goods under such errors or omissions to the destination specified hereunder within three working days upon its receipt of the notice relating to such errors or omissions and assume the liability of breach arising therefrom.

          6.        Installation, Configuration and Inspection and Acceptance Location of System Installation:

          6.1      Both Parties shall, within the term hereof, respectively designate one (1) representative to manage technical issues relating hereto, whose work plans shall be formulated through consultations of both Parties’ representatives. In the event there emerge technical issues or disputes regarding technical issues, both Parties’ representatives shall analyze causes, distinguish responsibilities and work out solutions through consultations. Working progress during installation, configuration and inspection and acceptance, issues discovered and solutions, as well as everyday main tasks shall all be recorded on the job log. The daily records on the job log shall be confirmed by both Parties’ representatives with their execution, with each Party holding one (1) copy.

          6.2      Party B shall be liable to conduct the Software installation and configuration prior to April 23, 2009, as in accordance herewith. Party A’s representative shall conduct preliminary inspection and acceptance of the Software after it is installed, configured and runs steadily for 3 working days. The preliminary testing, inspection and acceptance shall be subject to the engineering technology norms and Q and A specified under Appendix [ ], and satisfy testing, inspection and acceptance requirements specified under the Appendix.

          6.3      With Party B’s written request, the testing for preliminary inspection and acceptance shall be conducted by Party A in accordance with relevant provisions under Appendix [ ]. If the testing results conform to relevant provisions under Appendix [ ], Party A will execute one preliminary inspection conformity certificate. If it fails the preliminary inspection, Party B shall take all remedial measures to facilitate another preliminary inspection, with expenses relating thereto to be born by Party B. If it again fails to satisfy the requirements during the second preliminary inspection, Party A shall have the right to terminate this Contract. Under such circumstances, Party B must refund relevant payments and expenses which have been collected, as well as corresponding interest calculated in accordance with the contemporary loan interest rate of the People’s Bank of China. Party B shall assume the liability of breach and compensate Party A for all its losses.

          6.4      The Software shall be under trial run for 4 months from the execution date of the preliminary inspection conformity certificate. The trial run shall demonstrate that functions and performance of the Software conform to Party B’s commitment and warranty under Appendix [ ]. If, during the trial run, any inconformity between the Software and the provisions hereunder, which is caused by Party B, is discovered, Party B shall be liable to correct and redress such at its own expenses till the Software has the functions and performance warranted by Party B hereunder. Meanwhile, the trial run shall be postponed correspondingly in accordance with the period of such correction and redress. In the event material communication failure is caused by Party B’s Software, the trial run shall resume upon the repair of such failure.

          6.5      With Party B’s written request, the testing for final inspection and acceptance shall be conducted upon the expiration of the trial run period. If all performance and systems’ index of the Software conform to Appendix [ ], Party will execute three (3) final inspection conformity certificates, with two (2) of such kept by Party A.

          If the Software fails the final inspection, Party B shall take all remedial measures to facilitate another testing for final inspection and acceptance, which is to be conducted as soon as possible, with expenses relating thereto to be born by Party A. Party B shall assume the liability of breach and compensate Party A for all its losses.

          6.6      If the Software also fails the second testing for final inspection due to Party B, Party A shall have the right to terminate this Contract. Under such circumstances, Party B must refund relevant payments and expenses which have been collected, as well as corresponding interest calculated in accordance with the contemporary loan interest rate of the People’s Bank of China. Party B shall assume the liability of breach and compensate Party A for all its losses.

          6.7      Party B’s responsibilities under the warranty period specified herein shall not be waived, even if the Software passes the testing for final inspection and acceptance.

          7.        Guaranty, Warranty

          7.1      Party A warrants that the Software provided by Party B will be used for the purposes specified hereunder.

          7.2      The warranty period of the Software provided by Party B shall be 12 months from the execution date of the final inspection conformity certificate (“Warranty Period”).

          7.3      Party B warrants that, during the Warranty Period, the Software has no defect which is caused by Party B and affects the normal operation of Party A’s Equipment and systems. During the Warranty Period, Party B shall repair or replace defective Software and upgrade the Software for free.

          7.4      During the Warranty Period, Party B shall provide Party A with free 7*24 technical support services regarding the Software hereunder. Party B shall conduct troubleshooting and solve problems for Party A within 8 hours upon its receipt of Party B’s notice. Upon Party A’s request, Party B shall conduct troubleshooting and solve problems by way of onsite support, telephone consultation and so on. Please refer to Appendix [ ] for time for response and troubleshooting.

          7.5      Upon the expiration of the Software’s Warranty Period, both Parties may reach agreement on Party B’s continuous provision of relevant support services through consultations. Party B shall provide Party A with relevant support services at the then-current standard rates and on the most-favored conditions with prices no higher than those offered to other clients at the same period of time.

          7.6      Party B shall be liable to compensate Party A for its losses caused by Party B’s breach of the abovementioned warranty obligations and the service obligations on the most-favored conditions after the Warranty Period.

          8.         Training

          8.1      Training Purposes: to facilitate independent use of the Software hereunder by Party A or end users 8.2 Training Contents: centralized training for installation and use of Mach5TM Web Accelerator Software 8.3 Training Time and Place: Party B will provide Party A will technical trainings with no less than 3 working days. Specific timing for training shall be decided by both Parties through consultations. All expenses relating to the training shall be assumed by Party A. The training place shall be the one where the end user is located. Specific training manners shall be decided by both Parties through consultations, provided that Party B must ensure that the training quality can accomplish the abovementioned training purposes.

          9.         Software Ownership

          9.1      Party A never obtains ownership or copyright of the Software, whether in whole or in part, all of which shall still belong to Party B.

          9.2      Party A may transfer all of its rights hereunder to any successor of Party A’s Equipment, with the transfer notice delivered by Party A to Party B.

          10.       Liability of Breach and Limitations on Responsibilities

          10.1    Both Parties will perform strictly in accordance with this Contract. If either Party breaches any provisions hereunder and causes economic losses to the other Party, the non-breaching Party shall have the right to require the termination of this Contract, with the breaching Party assuming the liability for compensation.

          10.1.1  In the event Party B’s Software delivery or service provision is delayed, it shall pay damages to Party A in accordance with the following percentages:

          For each delinquent day, Party B shall pay to Party A the damages equivalent to 1% of the total Contract Price. Party B’s payment of damages shall not release it from performing its responsibilities hereunder. When the damages payable by Party B reaches 10% of the total price, Party A shall have the right to dissolve this Contract, while Party B shall pay the damages in accordance with this Section, refund all amounts already paid by Party A, and compensate Party A for its losses.

          10.1.2  If the preliminary or final inspection of the Software is delayed for reasons not caused by Party A, in addition to the application of Section 6 hereof, Party B shall also pay damages to Party A in accordance with the following percentages: For each delinquent day, Party B shall pay to Party A the damages equivalent to 1% of the total Price. Party B’s payment of damages shall not release it from performing its responsibilities hereunder. When the damages payable by Party B reaches 10% of the total price, Party A shall have the right to dissolve this Contract, while Party B shall pay the damages in accordance with this Section, refund all amounts already paid by Party A, and compensate Party A for its losses.

          10.2     If the schedule under Appendix [ ] hereof has not been performed due to Party A, with Party A’s written confirmation, such schedule will be correspondingly postponed in accordance with the time confirmed by Party A.

          10.3     If, during the Warranty Period, Party B fails to respond in a timely manner or complete troubleshooting within the time limit specified hereunder, Party B shall pay to Party A the damages equivalent to 0.1% of the total Contract price for each delinquent day and compensate Party A for all its losses.

          10.4     During the term of this Contract, Party B is not permitted to establish business relationships with telecommunication operators other than China Telecommunications Corporation Guizhou Branch or companies with business models similar to that of Party A in Guizhou. If Party B is in breach of such provision, it shall pay to Party A the damages equivalent to 100% of the total price and refund all amounts already paid by Party A.

          11.        Infringement

          11.1     If anybody files law suits, administrative proceedings or claims (collectively “Infringement Accusation”), alleging that Party A’s use of the Software hereunder infringes its ownership or intellectual property rights, Party B shall compensate Party A for all expenses it assumes in this regard, including but not limited to expenses arising from its endeavor to obtain lawful rights and to make full payments, and compensation, litigation (arbitration) fees, attorney fees specified under final judgment (award or results), intermediation, settlement of the abovementioned Infringement Accusation.

          11.2     If, during the hearing of the Infringement Accusation by relevant courts or administrative authorities, Party A is prohibited from continuously using the Software hereunder, in whole or in part, Party B shall, at its discretion , adopt one of the following measures:

          (1)      cause Party A to regain the right to use the abovementioned Software; or

          (2)      replace or change the abovementioned Software so that Party A may continue using such Software regardless of the limitation imposed by the abovementioned prohibition.

          Party B’s obligation to compensate Party A for its losses relating hereto shall not be waived by the abovementioned measures taken by Party B.

          Otherwise Party A shall have the right to dissolve this Contract, while Party A shall refund all amounts already paid by Party A within ten days upon its receipt of Party A’s Contract dissolution notice, pay to Party A the damages twice (2) as much as the total Contract price, and compensate Party A and end users for all their losses arising therefrom.

          12.        Confidentiality Obligation

          12.1     One Party hereof (“Information Disclosing Party”) shall have lawful ownership and/or other rights of all information (“Confidential Information”) it provides to the other Party hereof (“Information Receiving Party”) in accordance with or with regard to this Contract, including but not limited to all kinds of technical and business information, specifications, drawings, documents and know-how.

          12.2     Except activities authorized hereunder, the Information Receiving Party shall protect the Confidential Information as trade secrets, without copying or disclosing such to third parties in whole or in part. The Information Receiving Party is permitted to disclose the Confidential Information provided by the other Party to its employees who really have a need to know such and only for the purposes hereunder, provided that it shall meanwhile instruct its employees to abide by the confidentiality and non-disclosure obligations specified under this Section. The Receiving Party is permitted to copy the Confidential Information for the purpose of performing the obligations hereunder. After the termination or dissolution of this Contract, the Receiving Party must return all the Confidential Information to the Disclosing Party and destroy all copies. The Receiving Party shall properly keep the Confidential Information and be fully liable for theft, inadvertent reveal or other issues impairing the confidentiality of such Confidential Information, which arise when the Confidential Information is in the Receiving Party’s possession. The Receiving Party shall be liable for compensation, if the Disclosing Party incurs losses therefor.

          12.3     The limitation on the Confidential Information in this Section shall be inapplicable under the following circumstances:

          (1)      the Confidential Information has entered the public domain not due to the fault of the Information Receiving Party;

          (2)      the Confidential Information is independently developed by the Information Receiving Party, as having been proved by relevant records of such Party;

          (3)      the Confidential Information is acquired by the Information Receiving Party from a party which is not in breach of any confidentiality obligation to the Information Disclosing Party; or

          (4)      the Confidential Information is required to be disclosed by laws, provided that the Information Receiving Party shall notify the Information Disclosing Party reasonably in advance so that the latter can take protective measures it deems necessary.

          12.4     The term of confidentiality hereunder shall be ten years from the effective date hereof.

          13.        Force Majeure

          13.1     The term “Force Majeure” hereunder refers to earthquake, typhoon, flood, fire, wars or other unforeseen objective circumstances, the occurrence and results of which are unpreventable, unavoidable and unsurmountable and which are encountered by the Parties hereof.

          13.2      If either Party hereof cannot perform or cannot fully perform its obligations hereunder due to Force Majeure, it shall notify the other Party hereof within 2 days after the occurrence of said Force Majeure, and provide the other Party with the Force Majeure evidence issued by relevant authorities within 14 calendar days after the occurrence of said Force Majeure.

          13.3     Unless otherwise specified under laws, if this Contract cannot be performed due to Fore Majeure, the responsibilities will be exempted in whole or in part based on the impact of such Force Majeure. If Force Majeure occurs after the performance of this Contract is delayed, the responsibilities cannot be exempted.

          13.4     If the performance of this Contract is suspended for 120 calendar days or above due to Force Majeure, Party B shall have the right to terminate this Contract and notify Party A in writing.

          14.       Governing Laws and Dispute Resolution

          14.1     This Contract shall be governed by the laws of the People’s Republic of China. 14.2 Any and all disputes arising from or in connection with this Contract shall be solved through both Parties’ friendly consultations. If consultations fail, lawsuits will be filed with the people’s court where Party B is located to solve such disputes.

          14.3     During the litigation, both Parties will continue to perform other parts of the Contract, which are not involved in the litigation.

          15.       Effectiveness and Miscellaneous

          15.1     Both Parties will assume all their respective taxes and fees relating to the performance of this Contract, as imposed by relevant PRC authorities pursuant to tax laws of China.

          15.2     If any terms hereunder become illegal, invalid or unenforceable at any time, which does not fundamentally affect the effectiveness hereof, the remaining terms hereunder shall not be affected.

          15.3     Neither Party shall disclose the contents hereof to any third party without the other Party’s consent.

          15.4     All amendments and supplements to this Contract shall be in writing and become integral parts of this Contract upon execution by both Parties’ authorized representatives.

          15.5     All headings hereunder are for reference only. The Parties’ rights and obligations shall be subject to the contents under the terms.

          15.6     All notices relating to both Parties’ performance of this Contract or in connection herewith must be in writing and sent by registered mails, fax or similar communication method confirmed by both Parties to the addresses specified hereunder.

          15.6.1  Addresses for Notice

          If either Party changes its contact person or contact information, it shall notify the other Party in writing and two weeks in advance, or it shall compensate the other Party for all its losses arising therefrom.

          Party A: Guizhou Yi Mate Information Supermarket Project Development Co., Ltd.
          Address: 225 Wenchang Bei Road, Guiyang
          Contact Person: Wang Zuling
          Tel.: 0851-5251760
          Fax: 0851-5250814
          Zip Code: 550001
          Party B: Shenzhen CC Power Corporation
          Address: Unit 501, Cyber Times Tower B, Tian’an Cyber Park, Futian District, Shenzhen
          Contact Person: Zheng Hongtao
          Tel.: 0755-83487878

          Fax: 0755-83487881
          Zip Code: 518040

          15.7     Without the other Party’s written consent, neither Party may use or copy the other Party’s trade names, trademarks, logos, service marks, signs, codes, models or abbreviations in advertisements or public places; and neither Party may allege that it has ownership or use right of the other Party’s trade names, trademarks, logos, service marks, signs, codes, models or abbreviations.

          15.8     Nothing hereunder shall be deemed or construed as joint venture, partnership or agent relationships between both Parties.

          15.9     Certain obligations of the Parties hereunder, including confidentiality, shall be binding on the Parties for 3 years after the termination or expiration of this Contract.

          15.10   This Contract has 4 counterparts, with each Party holding 2 copies. The Appendices hereof are integral parts of this Contract and are equally authentic as this Contract.

          15.11   This Contract shall take effect once executed by both Parties and affixed with the company seal or the seal for contracts.

Party A: seal of Guizhou Yi Mate Information Supermarket Project Development Co., Ltd.	Party B: seal of Shenzhen CC Power Corporation

Legal Representative or Authorized	Principal or Authorized Representative:
Representative: (signature)	(signature)
Handled by: Shang Donglin, Wang Zuling,	Department Head:
Liao X
Handled by: Zheng Hongtao

May 25, 2009